Exhibit 10.1.35


                           RESTRICTED STOCK AGREEMENT
                           --------------------------

         This Restricted Stock Agreement ("Agreement"), dated as of March 13, 2001, between CONSECO, INC., an Indiana corporation (the "Company"), and David Gubbay, an employee of the Company (the "Employee").

                                    RECITALS
                                    --------

         WHEREAS, the Employee has not previously been as an employee of the Company and as a material inducement to the Employee entering into an Employment Agreement, dated February 21, 2001, (the "Employment Agreement") with the Company, the Compensation Committee of the Board of Directors of the Company (the "Board") has determined to grant to the Employee an award of shares of common stock of the Company which is subject to certain restrictions;

         WHEREAS, the award hereunder is pursuant to and governed by the Conseco, Inc. 1994 Stock and Incentive Plan (the "Plan"); and

         WHEREAS, the Company and the Employee desire to set forth the terms and conditions of the award.

         NOW, THEREFORE, in consideration of the mutual promises contained herein, the parties hereto agree as follows:

         1. Grant of Award. As of the date of this Agreement, the Company hereby grants to the Employee an award of fifty thousand (50,000) shares (the "Restricted Shares") of the Company's common stock (the "Common Stock"), upon the terms and conditions set forth in this Agreement and in the Plan, which Plan is incorporated herein by reference as a part of this Agreement; provided, that, the Employment Agreement shall govern with respect to matters involving vesting as provided in Section 3 of this Agreement.

         2. Representations of Employee. The Employee hereby (i) accepts the award of the Restricted Shares described in paragraph 1; (ii) agrees that the Restricted Shares will be held by her and her successors subject to (and will not be disposed of except in accordance with) all of the restrictions, terms and conditions contained in this Agreement; (iii) represents that he is acquiring the Restricted Shares for investment and not with a view to or for resale or distribution thereof; (iv) understands that the issuance of the Restricted Shares has not been registered under the Securities Act of 1933, as amended (the "Act"), or any applicable state securities laws and that any transfer or resale of the Restricted Shares will be subject to restriction under such laws; and (v) agrees that any certificates issued for the Restricted Shares may bear the following legend or such other legend as the Company, from time to time, deems appropriate:

         "The transfer of the Shares represented by this certificate is restricted by the terms of a Restricted Stock Agreement dated as of March 13, 2001, a copy of which is on file at the Company's principal office; no transfer of the Shares



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         represented by this certificate shall be valid or effective until the conditions with respect to such transfer contained in the Agreement have been met."

         3. Vesting. Subject to paragraph 4, twenty percent (20%) of the Restricted Shares shall become fully vested and nonforfeitable if Employee still is, and since the date of this Agreement has continuously been, employed by the Company on each of March 13, 2002, March 13, 2003, March 13, 2004, March 13, 2005 and March 13, 2006; provided, however, that all Restricted Shares shall vest earlier as provided in the Employment Agreement. Except as otherwise provided in this Agreement, the Employee may not sell, assign, transfer, pledge or otherwise dispose of or encumber any of the Restricted Shares, or any interest therein, until her rights in such Shares have vested in accordance with this Agreement or the Employment Agreement (the period of time until the Restricted Shares have vested is referred to as the "Restriction Period"). Any purported sale, assignment, transfer, pledge or other disposition or encumbrance in violation of this Agreement will be void and of no effect.

         4. Voting and Dividends. Except as provided in this paragraph, with respect to the Restricted Shares, the Employee shall have all of the rights of a shareholder of the Company, including the right to vote the Restricted Shares during the Restriction Period. Any cash dividends paid on any Restricted Shares during the Restriction Period shall be paid to the Employee as compensation. In the event any non-cash dividends or other distributions, whether in property, or stock of another company, are paid on any Restricted Shares during the Restriction Period, such non-cash dividends or other distributions payable to the Employee shall be retained by the Company and not delivered to the Employee until such time as the Restriction Period on the shares with respect to which such non-cash dividends or other distributions have been paid shall have lapsed and such shares become fully vested and not subject to forfeiture to the Company. Such non-cash dividends or distributions with respect to the Restricted Shares shall be paid to the Employee upon the lapse of the restrictions or retained by the Company in the event the Restricted Shares on which such non-cash dividends or other distributions were paid are forfeited to the Company. Stock dividends and shares issued as a result of any stock-split, if any, issued with respect to the Restricted Shares shall be treated as additional Restricted Shares and shall be subject to the same restrictions and other terms and conditions that apply with respect to, and shall vest or be forfeited at the same time as, the Restricted Shares with respect to which such stock dividends or shares are issued.

         5. Forfeiture. Except as provided elsewhere herein or in the Employment Agreement or by the Compensation Committee of the Board (the "Committee"), in its sole discretion, upon termination of employment with the Company the Employee shall forfeit all unvested Restricted Shares, and shall not receive any compensation for such forfeited Restricted Shares. The Employee shall have no further rights as a shareholder of the Company with respect to the forfeiture, including, without limitation, any right to receive any distribution payable to shareholders of record on or after the date of such forfeiture.

         6. Certificates. As soon as practicable after the date of this Agreement, the Company shall issue a stock certificate in respect of the Restricted Shares which will be registered in the Employee's name, and shall bear whatever legend the Committee shall determine, including, but not limited to, the legend set forth in paragraph 2. Such certificate shall be held by the Company


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pending vesting pursuant to paragraph 3. To the extent the Restricted Shares become vested, the Company shall promptly provide the Employee (or in the case of her death, her designated beneficiary) the appropriate certificate for the vested shares of Common Stock.

         7. Registration Rights. The Company shall prepare and file no later than December 31, 2001 a registration statement on Form S-3 or other applicable form under the Act ("Registration Statement") to register the resale of the Restricted Shares then owned by the Employee. The Company will use its reasonable best efforts to cause the Registration Statement to be declared effective and remain effective on the date or dates requested by the Employee. The Company shall prepare and file such amendments and post-effective amendments to the Registration Statement as may be necessary to keep such Registration Statement current, cause the prospectus to be included in any such Registration Statement to be supplemented by any required prospectus supplement, and as so supplemented, to be filed pursuant to applicable rules under the Act and to comply fully with rules, as applicable, under the Act in a timely manner, and comply with the provisions of the Act with respect to the disposition of all securities covered by the Registration Statement during the applicable period in accordance with the intended method or methods of distribution set forth in such Registration Statement or supplement to the prospectus. The Company and the Employee shall enter into underwriting, custody and indemnification agreements containing customary terms, representations and covenants with one or more managing underwriters selected by the Employee (subject to the approval of the Company, which approval shall not unreasonably be withheld). The Company shall pay all of the legal, accounting, printing, filing and other fees and expenses of such registration, except that the Employee shall pay all underwriters' discounts and commissions relating to the sale of her Common Stock and the fees and disbursements of her legal counsel, if any.

         8. Withholding. In connection with the transfer of shares of Common Stock as a result of the vesting of Restricted Shares, the Company shall have the right to require the Employee to pay an amount in cash sufficient to cover any tax, including any Federal, state or local income tax, required by any governmental entity to be withheld or otherwise deducted and paid with respect to such transfer ("Withholding Taxes"), and to make payment to the appropriate taxing authority of the amount of such Withholding Taxes. The Employee agrees to notify the Company if he makes the election provided for in Section 83(b) of the Internal Revenue Code of 1986, as amended, with respect to the Restricted Shares.

         9. No Right to Employment. Nothing in this Agreement shall confer upon the Employee any right to continue in the employ of the Company or shall interfere with or restrict in any way the rights of the Company which are hereby expressly reserved, to discharge the Employee in accordance with the Employment Agreement.

         10. Entire Agreement. This Agreement and the Employment Agreement constitute the entire agreement between the parties with respect to the subject matter hereof. Any term or provision of this Agreement may be waived at any time by the party which is entitled to the benefits thereof, and any term or provision of this Agreement may be amended or supplemented at


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any time by the mutual consent of the parties hereto, except that any waiver of any term or condition, or any amendment, of this Agreement must be in writing.

         11. Governing Law. The laws of the State of Indiana shall govern the interpretation, validity and performance of the terms of this Agreement regardless of the law that might be applied under principles of conflict of laws.

         12. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the successors, assigns and heirs of the respective parties.

         13. Notices. All notices and other communications required or permitted under this Agreement shall be written and shall be delivered personally or sent by registered or certified first-class mail, postage prepaid and return receipt required, addressed as follows: if to the Company, to the Company's executive offices in Carmel, Indiana, attention: General Counsel, and if to the Employee or her successor, to the address last furnished by the Employee to the Company. Each notice and communication shall be deemed to have been given when received by the Company or the Employee.

         14. No Waiver. The failure of a party to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver thereof or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.

         15. Titles. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of the Agreement. The masculine pronoun shall include the feminine and neuter and the singular shall include the plural, when the context so indicates.

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.


                                  CONSECO, INC.


                                  By: /s/ Gary C. Wendt
                                      -----------------------------------------
                                      Gary C. Wendt, Chairman of the Board and
                                        Chief Executive Officer


                                      /s/ David Gubbay
                                      -----------------------------------------
                                      David Gubbay



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